UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2014

POLYPORE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-32266	43-2049334
(Commission File Number)	(IRS Employer Identification No.)

11430 North Community House Road, Suite 350, Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(704) 587-8409
(Registrant’s Telephone Number Including Area Code)

Not Applicable
(Former Name and Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Polypore International, Inc. (the “Company”) held on May 13, 2014:

•                  Michael Graff and Christopher J. Kearney were reelected to Class I of the Board of Directors of the Company, each for a term ending at the Company’s 2017 Annual Meeting of Stockholders. The other members of the Board of Directors are William Dries, Frederick C. Flynn, Jr., Michael Chesser, Charles L. Cooney, David A. Roberts and Robert B. Toth;

•                  The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year was ratified;

•                  The Amended and Restated Polypore International, Inc. 2007 Stock Incentive Plan was approved; and

•                  The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

The following table provides the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each applicable matter voted upon.

	For	Against	Withheld	Abstentions	Broker Non- Votes
Reelection of Michael Graff	34,159,646	—	3,919,828	—	1,169,642
Reelection of Christopher J. Kearney	34,226,680	—	3,852,794	—	1,169,642
Ratification of appointment of Ernst & Young LLP	38,472,521	768,844	—	7,751	—
Approval of Amended and Restated 2007 Stock Incentive Plan	31,238,504	5,283,857	—	1,557,113	1,169,642
Advisory Approval of Named Executive Officer Compensation	26,433,540	10,084,663	—	1,561,271	1,169,642

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYPORE INTERNATIONAL, INC.

Date: May 15, 2014	By:	/s/ Lynn Amos
Lynn Amos
Chief Financial Officer